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EXHIBIT 99.1

Thomas Group, Inc.

NOTE AND WARRANT PURCHASE AGREEMENT

         September 20, 2002

i

6.	Acceptance of Superior-Proposals; Break-Up Fee		9
7.	Miscellaneous		10
	7.1	Governing Law	10
	7.2	Entire Agreement	10
	7.3	Amendments; Waivers	10
	7.4	Successors and Assigns	10
	7.5	Notices, etc.	10
	7.6	Expenses	10
	7.7	Severability	11
	7.8	Counterparts	11
	7.9	Press Release	11
	7.10	Telecopy Execution and Delivery	11
	7.11	Survival; Assignability of Rights	11
8.	Indemnification		11
	8.1	Indemnification by Company	11
	8.2	Claims for Indemnification	11
Exhibits:
A	—	Form of Subordinated Convertible Promissory Note
B	—	Form of Warrant
C	—	Registration Rights Agreement

ii

THOMAS GROUP, INC.

Note and Warrant Purchase Agreement

        This Note and Warrant Purchase Agreement (this "Agreement") is made as of September 20, 2002, by and between Thomas Group, Inc., a Delaware corporation (the "Company"), and General John T. Chain, Jr., an individual (the "Purchaser").

        1.    Purchase of Notes.

          1.1  Authorization; Conversion.

            (a)  The Company is authorized to sell and issue two (2) subordinated convertible promissory notes (the first such note, the "Initial Note," the second such Note, the "Second Note" and the Initial Note and Second Note together, the "Notes") maturing December 31, 2002 (the "Maturity Date"), each with an aggregate principal amount of One Million Dollars ($1,000,000.00), and the issuance of a warrant (the "Warrant") to purchase 869,798 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). Each Note shall be in substantially the form attached hereto as Exhibit A and the Warrant shall be substantially in the form attached hereto as Exhibit B.

            (b)  Subject to the terms and conditions set forth herein and in the Notes, each Note shall automatically and immediately convert into Common Stock, with a conversion price of $0.375 (the "Conversion Price") in the event that both of the following have occurred: (i) the Company's stockholders approve a proposal at the next Annual Meeting of Stockholders (the "Stockholders Meeting"), approving the conversion of the Notes (the "Proposal") prior to the Maturity Date, and (ii) the Company has received a fairness opinion from a recognized valuation or investment banking firm acceptable to the Purchaser regarding the proposed conversion. In the event of conversion, each Note shall convert into that number of shares of Common Stock equal to: (x) the sum of the principal amount and accrued but unpaid interest outstanding under the applicable Note on the date of conversion, divided by (y) the Conversion Price. The shares of the Company's Common Stock issuable upon conversion of the Notes are hereinafter referred to as the "Note Shares." Subject to the terms and conditions set forth herein, the Warrant shall be exercisable, with an exercise price of $0.30 per share (subject to adjustment for stock splits), into a total of 869,798 shares of the Company's Common Stock at the option of the Purchaser. However, all rights of the Purchaser under the Warrant, including but not limited to exercise rights, shall expire on the date which is five (5) years after the date on which the Warrant is issued. The shares of Common Stock issuable upon exercise of the Warrant are hereinafter referred to as the "Warrant Shares."

            (c)  Each Note shall accrue interest from its date of issuance and shall be payable on the Maturity Date, along with principal in cash, unless a Note is converted into Common Stock, in which case accrued interest shall also convert on like terms. After the earlier of the Maturity Date or the date on which the Company's stockholders reject the Proposal, the Notes shall begin to accrue interest at the lesser of eighteen percent (18%) per annum or the highest rate permitted by law (the "Default Rate").

          1.2  Issuance of Notes and Warrant; Closing.

            (a)  At the Initial Closing (as defined in Section 1.3), the Company agrees to issue and sell to the Purchaser, and, subject to all of the terms and conditions hereof, the Purchaser agrees to purchase, the first Note in the principal amount of One Million Dollars ($1,000,000.00). At the Second Closing (as defined in Section 1.3), the Company agrees to issue and sell to the Purchaser, and, subject to all of the terms and conditions hereof, the Purchaser agrees to purchase, the second Note in the principal amount of One Million Dollars ($1,000,000.00).

            (b)  The Purchaser agrees to purchase the Warrant for the aggregate consideration of Ten Dollars ($10.00).

          1.3  Delivery. The sale and purchase of each Note and the issuance of the Warrant shall take place at the offices of the Company, 5221 North O'Connor Boulevard, Suite 500, Irving, Texas 75039. The sale, purchase and execution of the Initial Note and the issuance of the Warrant will occur on or about September 20, 2002, or at such other time and place as the Company and the Purchaser mutually agree upon orally or in writing (the "Initial Closing"). The sale, purchase and execution of the Second Note will occur on or about October 31, 2002, or at such other time and place as the Company and the Purchaser mutually agree upon orally or in writing (the "Second Closing") (the Initial Closing and the Second Closing together shall be referred to herein as the "Closings"). At the Closings, the Company will, in accordance with the provisions of this Section 1.3, deliver to the Purchaser the applicable Note and, at the Initial Closing, the Warrant, against receipt by the Company of the Warrant purchase amount as set forth in Section 1.2(b) above and the principal amount of the applicable Note by wire transfer in immediately available funds.

          1.4  Prepayment. The first Note may be prepaid, without prepayment penalty of any kind, at any time prior to the mailing of the definitive proxy statement described in Section 2.8 to the Company's stockholders.

          1.5  Registration Rights. The Purchaser shall be entitled to certain registration rights as set forth in the Registration Rights Agreement, in substantially the form attached hereto as Exhibit C, with respect to the Common Stock of the Company owned by Purchaser at any time prior to the termination of the Registration Rights Agreement. The Company shall bear the cost of any registrations pursuant to the Registration Rights Agreement.

        2.    Representations, Warranties of the Registration of the Company.    The Company hereby represents and warrants to the Purchaser as of the date of each of the Closings as follows:

          2.1  Organization; Good Standing; Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in the State of Texas and in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company's business, properties or financial condition.

          2.2  Corporate Power. The Company has all requisite corporate power and authority (a) to own and operate its properties and assets and to carry on its business as presently conducted, (b) to execute and deliver this Agreement, (c) to sell and issue the Notes and the Warrant and (d) to carry out and perform the provisions of this Agreement, the Registration Rights Agreement, the Notes and the Warrant.

          2.3  Authorization. All action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of this Agreement, the Registration Rights Agreement, the Notes and the Warrants, the performance of all obligations of the Company hereunder and thereunder, and the issuance, sale and delivery of the Notes and the Warrant has been taken or will be taken prior to the applicable Closing. This Agreement, the Registration Rights Agreement, the Notes and the Warrant, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          2.4  Capitalization and Voting Rights. The authorized capital stock of the Company consists, or will consist immediately prior to the Closing of 26,200,000 shares of Common Stock, (a) 25,000,000 of which are designated as Common Stock, of which            shares are issued and outstanding on the date hereof, and (b) 1,200,000 of which are designated Class B Common Stock, none of which are outstanding on the date hereof. In addition to the aforementioned options, the Company has reserved up to an additional 1,850,000 shares of its Common Stock for options and stock purchase rights granted or to be granted in the future under the Company's stock option plans and up to 397,443 shares of Common Stock issuable upon exercise of warrants (the "Bank Warrants") to be issued to Comerica Bank ("Comerica"). The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company. The Note Shares and the Warrant Shares, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.4, the Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity.

          2.5  Offering.

            (a)  Subject to the truth and accuracy of the Purchaser's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes and the Warrant as contemplated by this Agreement and the issuance of Common Stock upon the conversion or exercise thereof, are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

            (b)  None of the transactions contemplated herein or in the Notes, the Warrant or the Registration Rights Agreement require any consent, approval or authorization of, or declaration, filing or registration with any securities exchange, any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof or any government court or tribunal, other than pursuant to Regulation D of the Securities Act and pursuant to applicable state "blue sky" laws.

          2.6  Compliance with Other Instruments. Other than the defaults pursuant to certain loan documents with Comerica (which defaults have been waived by Comerica), the Company is not in violation or default of any provision of its charter or bylaws (both as amended to date) or in any respect of any material provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, of any federal or state judgment, order, writ, decree, or to the best of the Company's knowledge, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement, the Note, the Warrant and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Comerica has consented to the transactions contemplated by this Agreement, the Registration Rights Agreement, the Notes and the Warrant.

          2.7  Litigation. Except as set forth on Schedule 2.7 attached hereto, there is no action, suit, arbitration, mediation, inquiry, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that might result, either individually or in the aggregate, in any material adverse change in the Company's business, properties or financial condition, taken as a whole, nor, to the Company's knowledge, is there any reasonable basis therefor. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened, involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreement with their former employers. The Company is not a party to or, to its knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

          2.8  Anti-Takeover Protection. No "fair price," "moratorium," "control share acquisition" or other anti-takeover statute or similar statute or regulation enacted by the State of Delaware applies to the transactions contemplated by this Agreement, the Notes or the Warrant. The transactions contemplated hereby and under the Notes and the Warrant do not trigger the rights of stockholders under any rights or other similar plans or under the Company's charter or bylaws. No employee of the Company shall be entitled to any additional compensation of any type whatsoever upon the execution of this Agreement, the Notes or the Warrant, or the consummation of any transaction contemplated herein or therein.

          2.9  Opinion of Financial Advisor. The Company has received the opinion of Business Valuation Systems, dated September 13, 2002, a signed copy of which has been delivered to the Purchaser, to the effect that, on the date hereof, the consideration to be received by the Company for the Notes] is fair to the Company and its stockholders, other than the Purchaser, from a financial point of view.

          2.10 Proxy Statement. The Proxy Statement (as defined in Section 5.1) and all of the information included or incorporated by reference therein (other than any information supplied in writing by the Purchaser for inclusion therein) will not, as of the date such Proxy Statement is first made available to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") thereunder.

          2.11 Brokers or Finders. The Purchaser has not, and will not, incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

        3.    Representations, Warranties and Covenants of the Purchaser.    The Purchaser hereby, represents, warrants and covenants to the Company as follows:

          3.1  Power; Authorization. The Purchaser has all requisite power and authority to execute and deliver this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          3.2  Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representations to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Notes, the Warrant, the Note Shares, the Warrant Shares and the Common Stock into which the Notes are convertible (collectively, the "Securities") will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities.

          3.3  Reliance upon the Purchaser's Representations. The Purchaser understands that the Securities are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Notes and the Warrant hereunder are exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

          3.4  Disclosure of Information. The Purchaser has received all the information he considers necessary or appropriate for deciding whether to purchase the Securities. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the Company's business, properties, prospects and financial condition and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access.

          3.5  Investment Experience; Economic Risk. The Purchaser understands that an investment in the Company involves substantial risks. The Purchaser is experienced in evaluating investments and acknowledges that the Purchaser is able to fend for himself. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser can bear the economic risk of his investment and is able, without impairing his financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his investment.

          3.6  Accredited Investor Status.

          (a)  The Purchaser represents to the Company that, except as otherwise disclosed to the Company in writing, prior to the Purchaser's execution of this Agreement, the Purchaser is an Accredited Investor as defined in Regulation D promulgated under the Exchange Act.

          3.7  Residency. The state of the Purchaser's residency is correctly set forth on the signature page to this Agreement.

          3.8  Restricted Securities. The Purchaser understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that he is aware of the provisions of Rule 144 promulgated under the Securities Act.

          3.9  Brokers or Finders. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

          3.10 Tax Liability. The Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this

  Agreement. The Purchaser relies solely on such advisors and not on any statements or representations of the Company, the Company's counsel, or any of the Company's agents. The Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

          3.11 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (b) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Securities Act.

          3.12 Legends. The Purchaser understands and agrees that the certificates evidencing the Securities shall bear the following legend (in addition to any legend required under applicable state securities laws):

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

        4.    Conditions to Closing.

          4.1  Conditions to Closing of the Purchaser.

            (a)  The obligations of the Purchaser under Section 1 of this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions, the waiver of which shall not be effective against the Purchaser unless he consents in writing thereto:

      (i)
      Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 shall be true and correct in all respects as of each Closing, with the same effect as if made on and as of the Closing.

      (ii)
      Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closings shall have been performed or complied with in all respects.

      (iii)
      Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer, sale and issuance of each Note and the Warrant.

      (iv)
      Certificate. The Company shall have delivered to Purchaser a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company certifying that all of the conditions of the Closing have been satisfied in all respects.

      (v)
      No Prohibition. There shall not be pending any action or proceeding brought by or before any governmental authority requesting or threatening an injunction, writ, order, judgment or decree that, in the reasonable judgment of the Purchaser, could reasonably likely, if issued, restrain or prohibit the consummation of any of the transactions contemplated hereby, require rescission of this Agreement or any such transactions, or result in material damages to the Purchaser, if the transactions contemplated hereby are consummated, nor shall there be in effect any provision of applicable law prohibiting the consummation of the transaction contemplated by this Agreement or any injunction, writ, judgment, preliminary restraining order or other order or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for herein not be consummated as so provided.

            (b)  The obligations of the Purchase under Section 1 of this Agreement are subject to the fulfillment, on or before the Second Closing, of each of the following additional conditions, the waiver of which shall not be effective against the Purchaser unless he consents in writing thereto:

      (i)
      Since the date hereof, nothing shall have occurred or failed to occur which had or reasonably could be expected to have a material adverse effect upon the condition (financial or otherwise), properties, assets or operations of the Company and its subsidiaries, taken as a whole.

      (ii)
      The Company shall have made all payments required to be made by it under Section 7.6 below.

      (iii)
      The consent to this transaction by Comerica shall continue to be in full force and effect and Comerica shall not have taken or reasonably be expected to take, any action in response to a breach by the Company of its obligations to Comerica or the occurrence of an event of default under any agreement between the Company and Comerica.

      (iv)
      The Company shall not have received an Acquisition Proposal (as hereinafter defined) or be in discussions with any party that reasonably could be expected to result in an Acquisition Proposal.

      (v)
      The terms of the line of credit extended by Comerica to the Company after the date hereof shall be acceptable to Purchaser.

      (vi)
      The Board of Directors and its special committee must not have changed its unanimous affirmative recommendation of the Proposal in the Proxy Statement (as hereinafter defined).

          4.2  Conditions to Closing of the Company. The obligations of the Company to the Purchaser under this Agreement are subject to fulfillment on or before the Closing of each of the following conditions by the Purchaser:

            (a)  Representations. The representations made by the Purchaser in Section 3 shall be true and correct when made, and shall be true and correct on the Closing.

            (b)  Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer, sale and issuance of each Note and the Warrant.

            (c)  No Prohibition. There shall not be pending any action or proceeding brought by or before any governmental authority requesting or threatening an injunction, writ, order, judgment or decree that, in the reasonable judgment of the Company, could reasonably likely, if issued, restrain or prohibit the consummation of any of the transactions contemplated hereby, require rescission of this Agreement or any such transactions, or result in material damages to the Company, if the transactions contemplated hereby are consummated, nor shall there be in effect any provision of applicable law prohibiting the consummation of the transaction contemplated by this Agreement or any injunction, writ, judgment, preliminary restraining order or other order or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for herein not be consummated as so provided.

        5.    Covenants of the Company.

          5.1  Proxy Statement; Stockholders' Meeting.

            (a)  Proxy Statement. As promptly as practicable after the execution of this Agreement by both parties hereto, the Company shall file a preliminary proxy statement (in form reasonably acceptable to the Purchaser) with the SEC that reflects that a special committee of the Company's Board of Directors, subject to Section 6 hereof, unanimously approved the transactions contemplated hereby and the conversion of the Notes to Common Stock of the Company and recommending that the Company's stockholders approve the Proposal. The Company will use reasonable commercial efforts to have such preliminary proxy statement cleared for mailing by the SEC as soon as possible after filing. The Company will promptly mail the definitive proxy statement (the "Proxy Statement") to the Company's stockholders after the receipt of such clearance.

            (b)  Stockholders' Meeting. The Company shall promptly after the date of this Agreement take all actions necessary in accordance with Delaware law, the Exchange Act and the rules and regulations promulgated thereunder to duly call, give notice of and hold the Stockholders Meeting. Once the Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date specified by the Purchaser) the Stockholders Meeting without the written consent of the Purchaser, unless otherwise required by law or by a governmental authority. The Board of Directors of the Company shall recommend that the Proposal be approved and authorized by the stockholders of the Company and include in the Proxy Statement a copy of such recommendations. The Company shall solicit from its stockholders proxies voting in favor of the Proposal and shall take all other action reasonably necessary or advisable to secure the vote or consent of its stockholders to authorize and approve the Proposal; provided, however, that the Board of Directors' obligations shall be subject to Section 6.

          5.2  Nomination of Directors. The authorized number of directors of the Company will be five (5) throughout the term of this Agreement, The Purchaser shall have the right to nominate sixty percent (60%) of the directors, so long as he owns at least thirty-three percent (33%) of the outstanding Common Stock of the Company.

          5.3  Consulting Fee. If the Notes are converted to Common Stock pursuant to and in accordance with the terms of this Agreement, the Company will enter into a two-year consulting agreement (the "Consulting Agreement") with the Purchaser for the provision of marketing and sales consulting services, the terms of which shall be mutually agreed upon by the Company and the Purchaser. The Consulting Agreement will not be cancelable without cause, and the Purchaser will be paid, beginning in 2003, an annual consulting fee of $100,000.00, payable quarterly (at the end of each quarter), in return for the services provided by the Purchaser under the Consulting Agreement.

          5.4  Right of First Refusal. Until the Notes are repaid or converted into Common Stock, if the Company offers equity securities (other than reserved employee shares, upon conversion of currently outstanding convertible securities, upon exercise of currently outstanding or authorized options or warrants, or in connection with an acquisition or in a public offering), the Purchaser shall have a right of first refusal (a "Right of First Refusal") to purchase a pro rata share of such securities in the new offering, based on the ratio of the number of shares of Common Stock then held by the Purchaser to the total number of shares of Common Stock outstanding at the time of such new offering. The Right of First Refusal shall not apply (a) to the extent that equity securities of the Company are offered and sold by the Company within one hundred twenty (120) days of the date of conversion of the Notes and the amount sold does not exceed $500,000 of additional equity securities of the Company, provided that such securities are offered under financial terms similar to those received by the Purchaser under this Agreement (i.e. not at a price lower than $0.375) or (b) to the Bank Warrants or the Common Stock issuable upon exercise thereof (the "Bank Shares").

          5.5  Stock Options; Securities. Except for the Bank Warrants and the Bank Shares, until such time as the Notes are paid in full or converted into Common Stock, the Company shall not grant any additional stock options or shares of restricted stock, and, except for the Notes, the Warrant, the Warrant Shares, the Bank Warrants and the Bank Shares, the Company shall not issue any securities during the period from the date of this Agreement through the Maturity Date.

          5.6  Nasdaq Listing. If the Proposal is approved by the Company's stockholders, the Company shall use commercially reasonable efforts to resume trading of its Common Stock on The Nasdaq Small Cap Market ("Nasdaq") as soon as practicable after the Company qualifies for listing under Nasdaq's then applicable listing standards.

          5.7  Employment Agreements. Except for the employment agreements to be entered into between the Company and each of John R. Hamann and James T. Taylor, the Company will not enter into any agreement or relieve any party of any of such party's confidentiality or non-compete obligations under an agreement from the date hereof through the Maturity Date. The Company may not execute the employment agreements to be entered into between the Company and either of John R. Hamann and James T. Taylor without the prior approval of each agreement by the Purchaser.

        6.    Acceptance of Superior-Proposals; Break-Up Fee.

          6.1  Except as set forth in the following sentence, neither the Board of Directors of the Company nor any committee thereof shall (a) approve or recommend any acquisition proposal (an "Acquisition Proposal"), other than the transactions contemplated by this Agreement (the "Transactions"), or (b) withdraw or modify in a manner adverse to the Purchaser its approval of the Transactions or this Agreement or its recommendation of the Proposal in the Proxy Statement. The immediately preceding sentence notwithstanding, in the event that, prior to the Stockholders Meeting, the Board of Directors of the Company receives a Superior Proposal (as defined below), the Board of Directors of the Company may withdraw or modify, or propose to withdraw or modify, its approval of the Transactions or this Agreement or its recommendation of the Proposal in the Proxy Statement, if (x) after consultation with outside counsel, the Board of Directors determines by a majority vote of directors in their good faith judgment that taking such action as is necessary in order to act in a manner consistent with the fiduciary duties of the Board of Directors under applicable law, and (y) the Company furnishes the Purchaser contemporaneous written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal and identify the person making the same). For purposes of this Agreement, the term "Superior Proposal" means any bona fide written Acquisition Proposal that is on terms that the Board of Directors of the Company determines, by a majority vote of its directors (with the Purchaser abstaining), in their good faith judgment (after consultation with its outside counsel and financial advisors), after taking into account all relevant factors, including any conditions to such Acquisition Proposal, the form of consideration contemplated by such Acquisition Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the Acquisition Proposal to finance the transactions contemplated thereby and any required filings or approvals, to be more favorable to the stockholders of the Company than the Transactions and the Proposal (or any revised proposal made by the Purchaser).

          6.2  In the event the Company (a) accepts a Superior Proposal, or (b) withdraws its recommendation of the Proposal in the Proxy Statement or at the Stockholders' Meeting, the Company shall pay the Purchaser the sum of $100,000 and will reimburse the Purchaser for his reasonable expenses (including, but not limited to, legal fees and travel expenses) incurred with respect to this Agreement and the Transaction.

        7.    Miscellaneous.

          7.1  Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF TEXAS AS APPLIED TO AGREEMENTS ENTERED INTO AMONG TEXAS RESIDENTS TO BE PERFORMED ENTIRELY WITHIN TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

          7.2  Entire Agreement. This Agreement, including the exhibits attached hereto, and the other documents referred to herein and delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner whatsoever except as specifically set forth herein or therein.

          7.3  Amendments; Waivers. With the written consent of the Company and the Purchaser, the rights and obligations of the Company and the Purchaser may be waived, amended or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement nor any provisions hereof may be waived, amended or modified orally, but only by a signed statement in writing.

          7.4  Successors and Assigns. This Agreement, the Notes and the Warrant shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned or transferred in any manner whatsoever by the Company.

          7.5  Notices, etc. All notices and other communications required or permitted under this Agreement, the Notes or the Warrant shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to the Purchaser, at the Purchaser's address, facsimile number or electronic mail address set forth on the signature page to this Agreement, or at such other address, facsimile number or electronic mail address as the Purchaser may designate by ten (10) days' advance written notice to the Company or (b) if to the Company, to its address or facsimile number set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address or facsimile number as the Company may designate by ten (10) days' advance written notice to the Purchaser. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or when directed to the electronic mail address set forth on signature pages to this Agreement. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company's charter or bylaws, the Purchaser agrees that such notice may given by facsimile or by electronic mail.

          7.6  Expenses. The Company shall pay all of the Purchaser's reasonable costs and expenses associated with the transactions contemplated by this Agreement out of the proceeds of the advances hereunder, including without limitation reasonable attorney's fees and expenses (on a monthly basis) related to the documentation of this Agreement or any modification or amendment thereto. In addition, if at any time or times, subsequent to the date hereof, the Purchaser employs counsel for advice or other representation or incurs reasonable legal and/or other costs and expenses in connection with (a) any dispute related to this Agreement, the Notes, the Registration Rights Agreement or the Warrant, unless a court of competent jurisdiction finds in favor of the Company as the prevailing party, and awards court costs and attorneys' fees to the prevailing party, or (b) any attempt to enforce any rights of the Purchaser against the Company, or any other person that may be obligated to the Purchaser by virtue of this Agreement, the Registration Rights Agreement, the Notes or the Warrant in accordance with the terms of this Agreement; then, in any such event, the reasonable attorneys' fees arising from such services and all reasonable expenses of counsel or of the Purchaser arising in connection with or relating to any of the events or actions described in this subsection shall be payable on demand by the Company.

          7.7  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          7.8  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

          7.9  Press Release. The parties hereby agree to jointly issue a press release upon the execution of this Agreement and the documents contemplated hereby.

          7.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

          7.11 Survival; Assignability of Rights. All covenants and agreements made in this Agreement will survive the Initial Closing and the Second Closing for the applicable statute of limitations, and will bind and inure to the benefit of the parties' hereto and their respective successors and assigns.

        8.    Indemnification.

          8.1  Indemnification by Company. Subject to the terms and conditions of this Section 8, from and after the date hereof, the Company shall indemnify the Purchaser in respect of, and hold the Purchaser harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including without limitation reasonable attorneys' fees and expenses (collectively, "Damages")) incurred or suffered by the Purchaser resulting from, relating to or constituting any (a) misrepresentation or breach of warranty of the Company contained in this Agreement, (b) failure to perform any covenant or agreement of the Company contained in this Agreement, (c) the Transactions, or (d) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

          8.2  Claims for Indemnification.

            (a)  All claims for indemnification made under this Section 8 resulting from, related to or arising out of any claim against Purchaser shall be made in accordance with the following procedures. The Purchaser, if seeking to assert rights to indemnification under this Section 8 shall give prompt written notification to the Company of the commencement of any action, suit or proceeding relating to third-party claim for which indemnification pursuant to this

    Section may be sought. Within fifteen (15) days after delivery of the notification, the Company may, upon written notice thereof to the Purchaser, assume control of the defense of the action, suit or proceeding with counsel reasonably satisfactory to the Purchaser; provided, however that (i) the Company may only assume control of the defense if it acknowledges in writing to the Purchaser that any damages, fines, costs or other liabilities that may be assessed against the Purchaser in connection with the action, suit or proceeding constitute Damages for which the Purchaser shall be entitled to indemnification pursuant to this Section 8, (ii) the Company conducts the defense of the action, suit, proceeding or claim in good faith and in commercially reasonable manner, and (iii) the Company may not assume control of the defense of a suit or proceeding in which equitable relief is sought against the Purchaser; or (iv) the Purchaser shall be entitled to maintain its own defense at the expense of the Company if both the Company and the Purchaser are parties to the same action. If the Company does not assume control of the defense, the Purchaser shall control the defense. The party or parties not controlling the defense may participate therein at its or their own expense; provided, however that if the Company assumes control of the defense and the Purchaser reasonably concludes that the Company and the Purchaser have conflicting interests or different defenses available with respect to the action, suit or proceeding, the reasonable fees and expenses of one counsel to the Purchaser shall be considered Damages for purposes of this Agreement. The party or parties controlling the defense shall keep the other party or parties advised of the status of the action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party or parties with respect thereto. The non-controlling party or parties shall furnish the controlling party or parties with the information as it may have with respect to the action, suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on the party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the controlling party or parties in the defense of the action, suit or proceeding. The Purchaser shall not agree to any settlement of, or the entry of any judgment arising from, the action, suit or proceeding without the prior written consent of the Company, which shall not be unreasonably withheld or delayed. The Company shall not agree to any settlement of or the entry of any judgment arising from the action, suit or proceeding without the prior written consent of the Purchaser, which shall not be unreasonably withheld or delayed.

            (b)  If Purchaser wishes to assert a claim for indemnification under this Section 8, the Purchaser shall deliver to the Company a written notice ("Claim Notice") which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred by the Purchaser, (ii) a statement that the Purchaser is entitled to indemnification under this Section 8 and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of the Damages. Within ten (10) days after delivery of a Claim Notice, the Company shall deliver to the Purchaser a written response (the "Response") in which the Company shall: (x) agree that the Purchaser is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Company to the Purchaser of the Claimed Amount, by certified check or by wire transfer), (y) agree that the Purchaser is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Company to the Purchaser of the Agreed Amount, by check or by wire transfer), or (z) contest that the Purchaser is entitled to receive any of the Claimed Amount. If the Company in the Response contests the payment of all or part of the Claimed Amount, the Company and the Purchaser shall, during the 30-day period following the delivery of a Response that reflects a dispute, use good faith efforts to resolve the dispute. If the dispute is not resolved within the 30-day period, the Company and the Purchaser shall each have the right to commence litigation for purposes of resolving the dispute.

            (c)  Purchaser shall be entitled to be paid all amounts as to which it is entitled to indemnity as such Damages are incurred.

        [signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

THOMAS GROUP, INC.
By: /s/ James T. Taylor
Name: James T. Taylor
Title: Chief Financial Officer
5221 North O'Connor Boulevard Suite 500 Irving, Texas 75039 Facsimile: (972) 443-1742
GENERAL JOHN T. CHAIN, JR.
/s/ John T. Chain, Jr. (Signature)

Exhibit A

Form of Subordinated Convertible Promissory Note

Exhibit B

Form of Warrant

Exhibit C

Registration Rights Agreement

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Thomas Group, Inc. NOTE AND WARRANT PURCHASE AGREEMENT
TABLE OF CONTENTS
THOMAS GROUP, INC. Note and Warrant Purchase Agreement
Exhibit A
Exhibit B
Exhibit C